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                                                                      EXHIBIT 16




April 12, 2000



Securities and Exchange Commission
450 Fifth St. NW
Washington, D.C. 20549

Gentlemen:

We have read Item 4 of Form 8-K dated April 7, 2000, of Hyseq, Inc. and are in agreement with the statements contained in the first paragraph on page 2, the second and third paragraphs on page 2, and the first sentence of the fifth paragraph on page 2. We have no basis to agree or disagree with other statements of the registrant contained therein.





                                                     /s/ Ernst & Young LLP
                                                     --------------------------
                                                         Ernst & Young LLP